UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 16, 2025

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(646) 453-0678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on September 1, 2025, Kong “Luke” Liu resigned from the board of directors (the “Board”) of Connexa Sports Technologies Inc. (the “Company”) and all committees thereof, effective immediately. As an independent director, Mr. Liu was a member of the Company’s audit committee (the “Audit Committee”), nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and compensation committee (the “Compensation Committee”).

On September 16, 2025, in accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Hai Bin Cui to the Board. Mr. Cui will serve as the chairman of the Audit Committee, with Bini Zhu relinquishing that position, and a member of the Nominating and Corporate Governance Committee and the Compensation Committee. The Board has determined that Mr. Cui is an independent director as defined in Nasdaq Rule 5605(a)(2) and SEC Rule 10A-3 and qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

On September 17, 2025, the Company entered into a Director Service and Indemnity Agreement (the “Director Agreement”) with Mr. Cui. Pursuant to the Director Agreement, Mr. Cui will receive compensation for his service on the Board and its committees for cash compensation of $15,000 per financial quarter as payment in arrear.

The foregoing description of the terms of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Family Relationships

Mr. Cui does not have a family relationship with any of the current officers or directors of the Company.

Related-Party Transactions

Except as described in the next sentence, there are no related-party transactions with regard to Mr. Cui reportable under Item 404(a) of Regulation S-K. Yuanyu Enterprise Management Co., Limited, the majority-owned subsidiary of the Company, owns approximately 8.7% of the outstanding equity of Brightstar Technology Group Co., Ltd, the Hong Kong-listed company on whose board Mr. Cui serves as chairman, with a fair value of $2,464,615 (or $4,210,385 taking into consideration the guarantee applicable to the shares) as of July 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Director Service and Indemnity Agreement, September 17, 2025, by and between Connexa Sports Technologies Inc. and Hai Bin Cui
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: September 17, 2025	By:	/s/ Thomas Tarala
Chief Executive Officer